Exhibit 10.9

Property Name: Spring Creek Apartments

GUARANTY

THIS GUARANTY (“Guaranty”) is entered into effective as of March 9, 2012, by STEADFAST IMCOME REIT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“OP”) and STEADFAST INCOME REIT, INC., a Maryland corporation (“SIR” and, together with OP, jointly and severally, “Guarantor”), for the benefit of U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-K702 (“Noteholder”).

RECITALS

A.	WC/TP SPRING CREEK, LLC, a Delaware limited liability company (“Original Borrower”) previously obtained a loan from HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership (“Original Lender”) in the amount of $14,100,000.00 (“Loan”). The Loan was evidenced by a Multifamily Note in favor of Original Lender dated as of January 31, 2011 (“Note”). The Note was secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated the same date as the Note (“Security Instrument”), encumbering the real property described in the Security Instrument (“Mortgaged Property”). Original Lender sold the Note, assigned its rights in the Security Instrument, and transferred the Loan to the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Freddie Mac endorsed the Note to the order of Noteholder and sold, assigned and transferred all right, title and interest of Freddie Mac in and to the Security Instrument and Loan Documents to Noteholder. Noteholder is now the holder of the Note and the owner of the Loan.

B.	As a condition to allowing Original Borrower to transfer the Property to SIR SPRING CREEK, LLC, a Delaware limited liability company (“Borrower”) and allowing Borrower to assume the Loan (“Transfer”), Noteholder has required that Guarantor execute this Guaranty.

AGREEMENT

NOW, THEREFORE, to induce Noteholder to consent to the Transfer, and in consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.	Defined Terms. “Indebtedness,” “Loan Documents” and “Property Jurisdiction” and other capitalized terms used but not defined in this Guaranty will have the meanings assigned to them in the Security Instrument. As used hereinafter, Noteholder shall be referred to as “Lender”.

2.	Scope of Guaranty.

(a)	Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Lender each of the following:

(i)	Guarantor guarantees the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

(A)	Guarantor guarantees a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of the Note (“Base Guaranty”).

(B)	In addition to the Base Guaranty, Guarantor guarantees all other amounts for which Borrower is personally liable under Sections 9(c), 9(d), and 9(f) of the Note (provided, however, that Guarantor will have no liability for failure of Borrower or SPE Equity Owner to comply with (I) Section 33(b)(xviii) of the Security Instrument, and (II) the requirement in Section 33(b)(x)(B) of the Security Instrument as to payment of trade payables within 60 days of the date incurred).

(C)	Guarantor guarantees all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty.

(ii)	Guarantor guarantees the full and prompt payment and performance when due of all of Borrower’s obligations under Section 18 of the Security Instrument.

(b) (i)	If the Base Guaranty stated in Section 2(a)(i)(A) is 100% of the original principal balance of the Note, then each of the following will apply:

(A)	The Base Guaranty will mean and include, and Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Lender the full and complete prompt payment of the entire Indebtedness and the performance of all Borrower’s obligations under the Loan Documents.

(B)	For so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B), 2(a)(i)(C) and Section 3 will be part of, and not in addition to or in limitation of, the Base Guaranty.

(ii)	If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100% of the original principal balance of the Note, then this Section 2(b) will be completely inapplicable.

(c)	If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents (except this Guaranty) will be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

3.	Net Worth Covenant. SIR hereby represents, warrants and covenants that its net worth (“Net Worth”) is, as of the date hereof, not less than Fourteen Million One

Hundred Thousand and No/100 Dollars ($14,100,000.00), and that, from and after December 31, 2012, and until such date as the Indebtedness is paid in full, SIR shall maintain a Net Worth of at least one hundred fifty percent (150%) of the then-current principal balance of the Loan (“Net Worth Covenant”). For the purposes herein, Net Worth shall be calculated in accordance with generally accepted accounting principles, and without marking up the value of cash investments to reflect appraisals, evidence of comparable sales or similar reports.

4.	Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty will survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s obligations under Section 18 of the Security Instrument will survive any repayment or discharge of the Indebtedness. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor will have no obligation under this Guaranty relating to Borrower’s obligations under Section 18 of the Security Instrument after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.

5.	Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

6.	No Demand by Lender Necessary; Waivers by Guarantor. The obligations of Guarantor under this Guaranty will be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity, or enforceability of the Note, the Security Instrument, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, each of the following, to the fullest extent permitted by applicable law:

(a)	The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower, or a mortgagor.

(b)	The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower, or a mortgagor, and any other rights of a surety, a guarantor, a borrower, or a mortgagor under such statutes or laws.

(c)	Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law, or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(d)	All rights to cause a marshalling of Borrower’s assets or to require Lender to take any of the following actions:

(i)	Proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (“Other Guarantor”).

(ii)	Proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership.

(iii)	Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)	Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

(e)	Any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents.

(f)	Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Security Instrument to protect Lender’s interest in the Mortgaged Property.

7.	Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, Lender may take any of the following actions:

(a)	Extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part.

(b)	Extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Security Instrument or any other Loan Document, whether presently existing or hereinafter entered into, or waive such performance or compliance.

(c)	Accelerate the Maturity Date of the Indebtedness as provided in the Note, the Security Instrument, or any other Loan Document.

(d)	With Borrower, modify or amend the Note, the Security Instrument, or any other Loan Document in any respect, including an increase in the principal amount.

(e)	Modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

8.	Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)	Bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)	Compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)	Release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)	Otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action will impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

9.	Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and will be subordinated to the Indebtedness and Guarantor will collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

10.	Waiver of Subrogation. Guarantor will have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

11.	Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty will not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

12.	Financial Information. No later than one hundred twenty (120) days after the end of each calendar year, Guarantor shall furnish to Lender audited annual financial statements detailing the assets and liabilities of Guarantor, certified by Guarantor, in the form provided to Lender in connection with its review of Borrower’s application to assume the Loan, or otherwise in form and substance reasonably acceptable to Lender (each an “Annual Financial Statement”). If an Event of Default has occurred and is continuing under the Note, the Security Instrument, or any other Loan Document, then Guarantor will additionally deliver to Lender upon written request copies of its state and federal tax returns. If an Annual Financial Statement delivered to Lender discloses that SIR does not satisfy the Net Worth Covenant, it shall constitute an immediate and automatic default hereunder, without any further notice to any Guarantor, Borrower or any other party, such default commencing on the date the Annual Financial Statement was delivered to Lender. If such default is not cured (in the manner hereafter provided) within ninety (90) days after the default commenced, it shall then constitute an Event of Default under the Security Instrument. A breach of the Net Worth Covenant shall be deemed cured upon Lender’s receipt of evidence satisfactory to Lender showing that (A) an additional capital contribution has been made to SIR, and/or (B) SIR has identified replacement assets (and entered into purchase agreement(s) for the same either directly or indirectly) during the ninety (90) day cure period, provided that the closing of such purchase transaction(s) occurs within ninety (90) days after the execution of such purchase agreement(s), which capital contribution and/or acquisition(s) cause or would (upon timely closing) cause SIR to satisfy the Net Worth Covenant.

13.	Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties in this Guaranty will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note. Reference in this Guaranty to “person” or “persons” will be deemed to include individuals and entities.

14.	Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except pursuant to a written agreement signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

15.	Governing Law. This Guaranty will be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

16.	Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies which may arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Guaranty is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

17.	Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the Transfer.

18.	STATE-SPECIFIC PROVISIONS: If Lender elects to enforce this Guaranty before, or without, enforcing the Security Instrument, Guarantor waives any right, whether pursuant to 12 Okla. Stat. 686 or otherwise, to require Lender to set off the value of the Mortgaged Property against the Indebtedness.

19.	Residence; Community Property Provision. INTENTIONALLY DELETED

20.	Waiver of Jury Trial. GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

21.	Attached Riders. The following Riders, if marked with an “X” in the space provided, are attached to this Guaranty:

☒	None

☐	Material Adverse Change Rider

☐	Minimum Net Worth/Liquidity Requirements Rider

22.	Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

☐	Exhibit A Modifications to Guaranty

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative.

GUARANTOR:

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STEADFAST INCOME REIT, INC., a Maryland corporation, its General Partner

By:
Name:
Title:

STEADFAST INCOME REIT, INC., a Maryland corporation

By:
Name:
Title:

Address(es) of Guarantor(s):

STEADFAST INCOME REIT OPERATING

PARTNERSHIP, LP

and

STEADFAST INCOME REIT, INC.

c/o Steadfast Asset Holdings, Inc.

18100 Von Karman Ave., Suite 500

Irvine, California 92612

Signature page to Guaranty

ACKNOWLEDGMENT OF GUARANTOR

STATE OF	)
	)	ss
COUNTY OF	)

On this the      day of March, 2012 before me, the undersigned Notary Public, personally appeared                     , proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

ACKNOWLEDGMENT OF GUARANTOR

STATE OF	)
	)	ss
COUNTY OF	)

On this the      day of March, 2012 before me, the undersigned Notary Public, personally appeared                     , proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

Signature page to Guaranty